Exhibit 10.1

CONFIDENTIALITY AGREEMENT

July 2, 2018

To:    Engine Capital, L.P. (“Engine Capital”) and the entities listed following the signature of Engine Capital on the signature pages hereof (collectively and individually, the “Engine Capital Group” or “you”) and Bradley T. Favreau

Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of Bradley T. Favreau as a board observer with respect to the Board of Directors (the “Board of Directors”) of Team, Inc. (the “Company”). Capitalized terms used but not otherwise defined in this letter agreement shall have the meanings given to such terms in the letter agreement (the “Letter Agreement”), dated February 8, 2018, between the Company and Engine Capital. The “Observer” shall mean Mr. Favreau or any replacement named pursuant to the Letter Agreement, each of whom is individually referred to as an “Observer.” The Company understands and agrees (for your benefit and for the benefit of the Observer) that, subject to the terms of, and in accordance with, this letter agreement, each Observer may, if and to the extent he or she desires to do so, confidentially disclose information he or she obtains from or related to the Company to you and the Specified Engine Personnel (as defined below), and may confidentially discuss such information with such persons, subject to the terms and conditions of this letter agreement. As a result, you may receive certain non-public information regarding the Company. You and the Observer acknowledge that this information is proprietary to the Company and may include strategic, business or financial planning information, financial results, financial projections, and forecasts, information about the deliberations of the Board of Directors or its committees as a whole or of individual members of the Board of Directors or its committees or members of the Company’s management, non-privileged advice received by such parties or individuals from the Company’s attorneys, accountants, consultants or other advisors, trade secrets or other business information the disclosure of which could harm the Company. Any replacement named to serve as an Observer shall be required to sign a joinder to this letter agreement, in a form reasonably acceptable to the Company, prior to commencing in such role.
In consideration for, and as a condition of, the information being furnished to the Observer, and, subject to the restrictions in Section 2 hereof, other employees of the Engine Capital Group (collectively, the “Specified Engine Capital Personnel”), you and the Observer agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to, or otherwise obtained by, you, the Observer or the Specified Engine Capital Personnel (regardless of the manner in which it is furnished or obtained, including in written or electronic format or orally, gathered by visual inspection or otherwise) by an Observer or by or on behalf of the Company or any Company Representatives (as defined below) (including without limitation information furnished by or on behalf of the Company or any Company Representative to an Observer who in turn furnishes it to you or the Specified Engine Capital Personnel), together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, but subject to Section 1 below, “Company Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions set forth in this letter agreement.
1. The term “Company Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by the Observer, you or the Specified Engine Capital Personnel or (ii) was within possession of an Observer, you or any of the Specified Engine Capital Personnel on a non-confidential basis prior to its being furnished to an Observer, you or any Specified Engine Capital Personnel by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”); provided, that in the case of clause 1(ii) above, the person giving the Observer, you or any of the Specified Engine Capital Personnel such information was not believed by the Observer, you or the Specified Engine Capital Personnel, after reasonable inquiry of such person, to be bound by an obligation of confidentiality to the Company or any of the Company Representatives with respect to such information at the time the information was disclosed to you or the Specified Engine Capital Personnel.
2. You, the Observer and the Specified Engine Capital Personnel will, and you will cause the Observer and the Specified Engine Capital Personnel to, (a) keep the Company Information strictly confidential, (b) not disclose any of the Company Information in any manner whatsoever without the prior written consent of the Company and (c) not use the Company Information for any purpose other than monitoring and managing your investment in the Company; provided, however, that you, the Observer and the Specified Engine Capital Personnel may privately disclose any of such information to the Specified Engine Capital Personnel (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company to the terms hereof; provided, further, that you will be responsible for any violation of this letter agreement by any former or current Specified Engine Capital Personnel (including any Observer) or employee of the Engine Capital Group as if they were parties hereto. It is understood and agreed that no Observer shall disclose to you or the Specified Engine Capital Personnel any Legal Advice (as defined below) that may be included in the Company Information. “Legal Advice” as used in this letter agreement shall include the legal advice provided to the Company or its directors by the Company’s legal counsel (who may be internal or external counsel) and that is reasonably likely to be subject to an attorney client privilege, work product doctrine or other legal privilege or immunity.
3. In the event that you, the Observer or any of the Specified Engine Capital Personnel are required by applicable subpoena, legal process or other legal requirement, or formally requested in an audit or examination by a regulator or self-regulatory organization with jurisdiction to regulate or oversee any aspect of your business (“Regulator”), to disclose any of the Company Information, you will, to the extent legally permissible, promptly notify the Company in writing in advance by facsimile and electronic mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Following notification by you to the Company

(or before such notification if prior notification is not legally permissible), you may honor any such subpoena, legal process, other legal requirement or Regulator’s request that requires discovery, disclosure or production of the Company Information if and solely to the extent that (a) you produce or disclose only that portion of the Company Information which your legal counsel advises you in writing (which, for the avoidance of doubt, need not be in the form of a formal opinion) is legally required to be so produced or disclosed and you inform the recipient of such Company Information of the existence of this letter agreement and the confidential nature of such Company Information and you cooperate with the Company, at the Company’s cost and expense, if it decides to seek a protective order or other relief to prevent the disclosure of the Company Information or to obtain reliable assurance that confidential treatment will be afforded the Company Information; or (b) the Company consents in writing to having the Company Information produced or disclosed pursuant to such subpoena, legal process, other legal requirement or Regulator’s request. In no event will you, the Observer or any of the Specified Engine Capital Personnel oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Company Information or to obtain reliable assurance that confidential treatment will be afforded the Company Information. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Company Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the common stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Company Information, and (b) none of the Company or any of the Company Representatives shall have any liability to you, the Observer or to any of the Specified Engine Capital Personnel relating to or resulting from the use of the Company Information or any errors in such information or omissions from such information. You, the Observer and the Specified Engine Capital Personnel (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, the Chief Financial Officer, the General Counsel and/or such other persons approved in writing by the foregoing or the Board of Directors concerning Company Information, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company.
5. All Company Information shall remain the property of the Company. Neither you, the Observer nor any of the Specified Engine Capital Personnel shall by virtue of any disclosure of and/or your use of any Company Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which you are no longer entitled to appoint an Observer pursuant to the Letter Agreement, upon the request of the Company for any reason, you will promptly return to the Company or destroy, at your option, all hard copies of the Company Information and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Company Information in your, the Observer’s or any of the Specified Engine Capital Personnel’s possession or control (and, upon the request of the Company, you shall promptly certify to the Company that such Company Information has been erased or deleted, as the case may be); provided, however, that (a) your legal department and/or outside counsel may keep one copy of any Company Information (in electronic or paper form) solely for purposes of complying with applicable law or regulation and, in the case of your outside counsel, to document its services for Engine Capital in accordance with applicable professional standards (and such information shall not be disclosed or used for any other purposes) and (b) you and/or your outside counsel may retain Company Information to the extent it is “backed-up” on your and/or their electronic information management and communication systems or servers in the ordinary course and is not immediately available to an end user (and such information shall not be recovered from such systems or servers except as expressly permitted above); provided, that any Company Information retained pursuant to clauses (a) and/or (b) shall be subject to the confidentiality terms of this letter agreement notwithstanding any termination or expiration of this letter agreement until such information is returned or destroyed or no longer constitutes Company Information pursuant to the terms hereof. Notwithstanding the return or erasure or deletion of Company Information, you, the Observer and the Specified Engine Capital Personnel will continue to be bound by the obligations contained in this letter agreement.
6. You acknowledge, and will advise the Observer and the Specified Engine Capital Personnel, that the Company Information may constitute material non-public information under applicable federal and state securities laws, and you agree that neither you, the Observer nor any of the Specified Engine Capital Personnel shall trade or engage in any derivative or other transaction on the basis of such information in violation of such laws. The Observer or any of the Specified Engine Capital Personnel shall be entitled to request at any time during the term of this Letter Agreement, by written notice to the Company’s General Counsel or Chief Financial Officer, confirmation as to whether or not members of the Board are then permitted to purchase or sell securities of the Company pursuant to the Company’s insider trading policy, in which case the Company will promptly inform you through either the General Counsel or Chief Financial Officer, whether or not such members are then so permitted to purchase or sell Company securities.
7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. Each member of the Engine Capital Group (including the Observer), on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party to this letter agreement may occur in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that each member of the Engine Capital Group (including the Observer), on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms of this letter agreement, and the other Party to this letter agreement will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available, and irrevocably waives any requirement for the Moving Party to post any bond in connection with any such action. This paragraph 9 is not the exclusive remedy for any violation of this letter agreement.
10. This letter agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof. Each of the parties to this letter agreement irrevocably agrees that any legal action or proceeding with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by another party to this letter agreement or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties to this letter agreement irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this letter agreement in any court other than the aforesaid courts. Each of the parties to this letter agreement irrevocably waives, and agrees not to assert in any action or proceeding with respect to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter of this letter agreement, may not be enforced in or by such courts. EACH OF THE PARTIES TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY MATTER BASED ON OR ARISING OUT OF THIS AGREEMENT.
11. This letter agreement and the Letter Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter of this letter agreement, and supersede all prior agreements with respect to the subject matter of this letter agreement. This letter agreement may be modified, amended or otherwise changed only in a writing signed by all of the parties. No failure or delay by any party in exercising any right or remedy under this letter agreement shall operate as a waiver of such right or remedy, nor shall any single or partial waiver of any such right or remedy preclude any other or further exercise of any such right or remedy or the exercise of any other right or remedy.
12. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 11 of the Letter Agreement.
13. If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this letter agreement shall remain in full force and effect. Any provision of this letter agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
14. This letter agreement may be signed in any number of counterparts, each of which shall be an original, and which together shall constitute a single agreement. This letter agreement shall become effective when each party to this letter agreement shall have received a counterpart signed by the other parties to this letter agreement. Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts. The section headings contained in this letter agreement are inserted for convenience only and will not affect the meaning or interpretation of this letter agreement.
15. This letter agreement shall bind the successors and permitted assigns of the parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this letter agreement without the prior written consent of the other parties. No provision of this letter agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties to this letter agreement and their respective successors and assigns.
16. Except as otherwise provided in this letter agreement, this letter agreement shall expire two (2) years from the date on which you no longer have the right to name an Observer pursuant to the Letter Agreement; except that you shall indefinitely maintain in accordance with the confidentiality obligations set forth in this letter agreement any material constituting intellectual property (including patents, trade secrets, copyright and trademarks).
17. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
18. Each of the parties to this letter agreement acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to in this letter agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reasons of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. Whenever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
19. Each member of the Engine Capital Group jointly and severally represents and warrants to the Company that (a) this letter agreement has been duly and validly authorized, executed and delivered by such member, and constitutes a valid and binding obligation and agreement of such member, enforceable against such member in accordance with its terms, except as enforcement of this letter agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (b) such member has the authority to execute this letter agreement on behalf of itself and the applicable member associated with that signatory’s name, and to bind such member to the terms of this letter agreement.

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

TEAM, INC.

By:	/s/ André C. Bouchard
Name:	André C. Bouchard
Title:	EVP, Chief Legal Officer

[Signature Page to the Confidentiality Agreement]

Accepted and agreed as of the date first written above:

ENGINE CAPITAL, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE JET CAPITAL, L.P.

By:	Engine Investments, LLC, General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE CAPITAL MANAGEMENT, LLC

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE INVESTMENTS, LLC

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE AIRFLOW CAPITAL, L.P.

By:	Engine Investments II, LLC, General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE INVESTMENTS II, LLC

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

[Signature Page to the Confidentiality Agreement]